Exhibit (h)(16)

SCHEDULE A

Effective Date:                      , 2017

BMO Funds

BMO Large-Cap Value Fund

BMO Large-Cap Growth Fund

BMO Mid-Cap Value Fund

BMO Mid-Cap Growth Fund

BMO Small-Cap Value Fund

BMO Small-Cap Growth Fund

BMO Strategic Income Fund

BMO TCH Intermediate Income Fund

BMO Intermediate Tax-Free Fund

BMO Short-Term Income Fund

BMO Prime Money Market Fund

BMO Institutional Prime Money Market Fund

BMO Government Money Market Fund

BMO Tax-Free Money Market Fund

BMO LGM Emerging Markets Equity Fund

BMO Core Plus Bond Fund

BMO Corporate Income Fund

BMO Ultra Short Tax-Free Fund

BMO Dividend Income Fund

BMO Pyrford International Stock Fund

BMO High Yield Bond Fund

BMO Low Volatility Equity Fund

BMO Short Tax-Free Fund

BMO TCH Emerging Markets Bond Fund

BMO In-Retirement Fund

BMO Target Retirement 2020 Fund

BMO Target Retirement 2030 Fund

BMO Target Retirement 2040 Fund

BMO Target Retirement 2050 Fund

BMO Conservative Allocation Fund

BMO Moderate Allocation Fund

BMO Balanced Allocation Fund

BMO Growth Allocation Fund

BMO Aggressive Allocation Fund

BMO Global Low Volatility Equity Fund

BMO Target Retirement 2015 Fund

BMO Target Retirement 2025 Fund

BMO Target Retirement 2035 Fund

BMO Target Retirement 2045 Fund

BMO Target Retirement 2055 Fund

BMO Small-Cap Core Fund

BMO Alternative Strategies Fund

BMO Disciplined International Equity Fund

BMO Global Long/Short Equity Fund

EACH OF THE ENTITIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A		BOSTON FINANCIAL DATA SERVICES, INC.

By:		By:
	Name: Title:		Name: Title:
As an Authorized Officer on behalf of each of the Funds indicated on Schedule A

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